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                                                                  EXHIBIT 3.1.57

                                 FEDERAL IDENTIFICATION   FEDERAL IDENTIFICATION
                                 NO. APPLIED FOR          NO. 04-2393279

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                               ARTICLES OF MERGER
                    (GENERAL LAWS, CHAPTER 156B, SECTION 78)

merger of
                                         SANM Acquisition Subsidiary, Inc.

                                            and

                                         Hadco Corporation

                                         _______________________________________

                                         _______________________________________

                                              the constituent corporations, into

                                         Hadco Corporation

                                             one of the constituent corporations

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of merger has been duly adopted to compliance with the requirements of General Laws, Chapter of 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The surviving corporation will furnish a copy of said agreement to any its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the merger determined pursuant to the agreement of merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which should not be more than thirty days after the date of filing.

3.       (For a merger)
         The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

         See Exhibit A attached hereto.

Delete the inapplicable word.  **if there are no provisions state "None".
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margins of at least 1 inch. Additions to more than one article may be made on a single sheet as long as each article requiring each addition so clearly indicated.

(FOR A CONSOLIDATION)
(a) The purpose of the resulting corporation is to engage in the following business activities:

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(b)      State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue.

--------------------------------------------------------------------------------
       WITHOUT PAR VALUE                       WITH PAR VALUE
--------------------------------------------------------------------------------
TYPE         NUMBER OF SHARES      TYPE      NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
Common:                          Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                      Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

**(c) if more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

**(e) Other unlawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

** If there are not provisions state "None".

                                       -2-

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                                    EXHIBIT A
                                       TO
                               ARTICLES OF MERGER
                      OF SANM ACQUISITION SUBSIDIARY, INC.
                                  WITH AND INTO
                                HADCO CORPORATION

                                   ARTICLE II

         The purpose of the corporation is to engage in the following business activities:

                  To carry on a general manufacturing and merchandising business and to carry on any and all business permitted by the laws of the Commonwealth of Massachusetts with respect to a corporation organized under Chapter 156B of the General Laws.

                                   ARTICLE III

         State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

--------------------------------------------------------------------------------
        WITHOUT PAR VALUE                        WITH PAR VALUE
--------------------------------------------------------------------------------
TYPE          NUMBER OF SHARES     TYPE       NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
Common:            NONE            Common:          1,000            $0.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:         NONE           Preferred:        NONE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

         Not applicable.

                                    ARTICLE V

         The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock any class are:

         None.

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                                   ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or any class of stockholders:

         No Director or officer shall be disqualified by his office from dealing or contracting as vendor, purchaser or otherwise, whether in his individual capacity or through any other corporation, trust, association, firm or joint venture in which he is interested as a stockholder, director, trustee, partner or otherwise, with the corporation or any corporation, trust, association, firm or joint venture in which the corporation shall be a stockholder or otherwise interested or which shall hold stock or be otherwise interested in the corporation, nor shall any such dealing or contract be avoided, nor shall any Director or officer so dealing or contracting be liable to account for any profit or benefit realized through any such dealing or contract to the corporation or to any stockholder or creditor thereof solely because of the fiduciary relationship established by reason of his holding such Directorship or office. Any such interest of a Director shall not disqualify him from being counted in determining the existence of a quorum at any meeting nor shall any such interest disqualify him from voting or consenting as a Director or having his vote or consent counted in connection with any such dealing or contract.

         No stockholder shall be disqualified from dealing or contracting as vendor, purchaser or otherwise, either in his individual capacity or through any other corporation, trust, association, firm or joint venture in which he is interested as a stockholder, director, trustee, partner or otherwise, with the corporation or any corporation, trust, association, firm or joint venture in which the corporation shall be a stockholder or otherwise interested or which he hold stock or be otherwise interested in the corporation, nor shall any such dealing or contract be avoided, nor shall any stockholder so dealing or contracting be liable to account for any profit or benefit realized through any such contract or dealing to the corporation or to any stockholder or creditor thereof by reason of such stockholder holding stock in the corporation to any amount, nor shall any fiduciary relationship be deemed to be established by such stockholding.

         Meetings of the stockholders of the corporation may be held at any place within the United States.

         The corporation may be a partner in any business enterprise it would have power to conduct by itself.

         The Directors may make, amend or repeal the By-Laws in whole or in part, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders.

         No Director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any statutory provision or other law imposing such liability, except for liability of a Director (i) for any

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         breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any Director of the corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.